POWER OF ATTORNEY

Each of the undersigned, Spectrum Pharmaceuticals, Inc., a Delaware corporation and Spectrum Pharmaceuticals Cayman, L.P., an
Exempted Limited Partnership organized under the laws of the Cayman Islands
(collectively, the "Undersigned"), hereby constitute
and appoint Dr. Rajesh C. Shrotriya, Kurt A. Gustafson or Abraham N. Oler, or
any of them signing individually, the Undersigned's
true and lawful attorney-in-fact to:

1.Complete and execute Forms 3, 4 and 5, and Schedules 13D and 13G, and such other forms and documents, including any
amendments to any of the foregoing, as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant
to Section 16(a) and Section 13(d) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and the rules and
regulations promulgated thereunder, or any successor laws and regulations, as a consequence of, or in respect of, the Undersigned's
beneficial ownership, acquisition or disposition of equity securities of CASI
Pharmaceuticals, Inc., a Delaware corporation
(the "Company");

2.Execute and submit on behalf of the Undersigned a Form ID to obtain code numbers for the electronic filing of reports with the
Securities and Exchange Commission, and any forms or documents necessary to update such code numbers or the related passwords;

3.Do and perform any and all acts for and on the behalf of the Undersigned which may be necessary or desirable in order to complete
and execute any such forms, schedules or other documents, including any amendments thereto, and timely file such forms, schedules
and other documents, including any amendments thereto, with the Securities and
Exchange Commission, any securities exchange, the
Financial Industry Regulatory Authority or any similar regulatory authority; and

4.Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,
may be of benefit to, in the best interest of, or legally required by, the
Undersigned, it being understood that the forms,
schedules and other documents executed by such attorney-in-fact on behalf of the
Undersigned pursuant to this Power of Attorney
shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The Undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and all acts and things
whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to
all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Undersigned acknowledges
that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Undersigned, are not assuming any of the
Undersigned's responsibilities to comply with Sections 16 and 13(d) of the
Exchange Act.

The Undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the
Undersigned to each such attorney-in-fact.  The Undersigned also agrees to indemnify and hold harmless each such attorney-in-fact
against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue
statement or omission of necessary facts in the information provided by the
Undersigned to such attorney-in-fact for purposes of
executing, acknowledging, delivering and filing Forms 3, 4 and 5, Schedules 13D and 13G and Form ID, including any amendments
to any of the foregoing, and agrees to reimburse each such attorney-in-fact for any legal or other expenses incurred in connection
with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the
Undersigned is no longer required to file (or no
longer voluntarily files) Forms 3, 4 or 5, or Schedule 13D or 13G, with respect to the Undersigned's holdings of and transactions
in securities issued by the Company, unless earlier revoked by the Undersigned in a signed writing delivered to the Company and
the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Undersigned has executed this Power of Attorney as of the dates set forth below.

Dated:  September 24, 2014
SPECTRUM PHARMACEUTICALS, INC.,
a Delaware corporation
By: /s/ Rajesh C. Shrotriya, M.D.
Name:  Rajesh C. Shrotriya, M.D.
Title:  Chairman and CEO

Dated:  September 24, 2014
SPECTRUM PHARMACEUTICALS CAYMAN, L.P.,
an Exempted Limited Partnership organized under the laws of the Cayman Islands
By:  Spectrum Pharmaceuticals International Holdings, LLC
Its:   General Partner

By:  Spectrum Pharmaceuticals, Inc.
Its:  Managing Member
By:  /s/ Rajesh C. Shrotriya, M.D.
Name:  Rajesh C. Shrotriya, M.D.
Title:  Chairman and CEO